UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive, Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2012, the Board of Directors of Acacia Research Corporation (the “Company”) approved an amendment to Section 2.13 of the Company’s bylaws (the “Amendment”) to change the vote standard for the election of directors from a plurality of votes cast to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” such director. In contested elections the vote standard will continue to be a plurality of votes cast. In addition, if a nominee who already serves as a director is not re-elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2012 annual meeting of stockholders (the “Annual Meeting”) on Tuesday, May 17, 2012, at its headquarters located at 500 Newport Center Drive, 7th Floor, Newport Beach, California. At the Annual Meeting, the Company’s stockholders: (a) elected Paul R. Ryan and G. Louis Graziadio, III to serve on the Company’s Board of Directors as Class III directors for a term of three years expiring upon the Company’s 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified; (b) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; (c) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the 2011 fiscal year; and (d) rejected the adoption of the 2012 Acacia Research Corporation Stock Incentive Plan.

As of March 23, 2012, the record date for the Annual Meeting, the Company had 49,624,978 shares of its common stock outstanding and entitled to vote. At the Annual Meeting, 40,821,582 shares of the Company’s common stock were present in person or represented by proxy and entitled to vote. The following sets forth detailed information regarding the voting results at the Annual Meeting:

Proposal 1: Election of two Class III directors to serve on the Company’s Board of Directors for a term of three years expiring upon the Company’s 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Class I Director Nominee	Votes For	Votes Withheld	Broker Non-votes
Paul R. Ryan	35,689,014	476,086	4,656,482
G. Louis Graziadio, III	32,703,286	3,461,814	4,656,482

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
38,661,990	2,151,894	7,698	—

Proposal 3: Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for the 2011 fiscal year.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
32,610,303	3,511,330	43,467	4,656,482

Proposal 4: Approval of the adoption of the 2012 Acacia Research Corporation Stock Incentive Plan, which authorizes the issuance of a variety of equity awards, including stock options, stock appreciation rights and direct stock awards.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
8,581,969	27,554,286	28,863	4,656,482

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

3.2	Certificate of Amendment of the Bylaws of Acacia Research Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 23, 2012	ACACIA RESEARCH CORPORATION

	By:	/s/ Paul R. Ryan
Paul R. Ryan
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

3.2	Certificate of Amendment of the Bylaws of Acacia Research Corporation